Exhibit 15(a)
Consent of independent registered public accounting firm
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-271687, 333-267963, 333-254081, 333-197846, 333-181334, 333-126139, 333-104691, 333-99785 and 333-89508) of InterContinental Hotels Group PLC of our report dated 16 February 2026 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20-F.
/s/PricewaterhouseCoopers LLP
Birmingham, United Kingdom
26 February 2026